Exhibit 99.1

For Release at 8:31 AM EST on Wednesday, January 16, 2013

Gasco Energy Receives Notice of Failure to Satisfy NYSE MKT Continued Listing Standard

DENVER — (PR Newswire) — January 16, 2013 — Gasco Energy, Inc. (NYSE MKT: GSX) (“Gasco” or the “Company”) today announced that on January 11, 2013, Gasco Energy, Inc. (the “Company”) received notice from NYSE MKT LLC (the “Exchange”) indicating that the Company does not satisfy the continued listing standards of the Exchange set forth in Section 1003(a)(iv) of the NYSE MKT LLC Company Guide (the “Company Guide”), which applies if a listed company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether such company will be able to continue operations and/or meet its obligations as they mature.

In order to maintain its listing, the Company must submit a plan of compliance by February 10, 2013 (the “Plan”) addressing how it intends to regain compliance with Section 1003(a)(iv) of the Company Guide by June 30, 2013.  If the Company does not submit a Plan, or if the Plan is not accepted, the Company will be subject to delisting proceedings.  Furthermore, if the Plan is accepted but the Company is not in compliance with the continued listing standards of the Company Guide by June 30, 2013, or if the Company does not make progress consistent with the Plan, the Exchange staff will initiate delisting proceedings as it deems appropriate.

The Company intends to provide the Exchange with a Plan by February 10, 2013, to address how it intends to regain to compliance with Section 1003(a)(iv) of the Company Guide.  However, there can be no assurance that the Plan will be accepted by the Exchange or that the Company will be able to achieve compliance with the Exchange’s continued listing standards within the required time frame.

About Gasco Energy

Denver-based Gasco Energy, Inc. is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region and in California’s San Joaquin Basin.  Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases.  Gasco focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the oil-bearing Green River Formation and the natural gas-prone Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations.  To learn more, visit http://www.gascoenergy.com.

Forward-looking Statements

Certain statements set forth in this press release relate to management’s future plans, objectives and expectations.  Such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company’s intention to submit a Plan of compliance to the Exchange and its future compliance with the Exchange’s continued listing standards, are forward-looking statements. These statements express, or are based on, management’s current expectations and forecasts about future events.

Although any forward-looking statements contained in this press release or otherwise expressed by us are to the knowledge and in the judgment of management, believed to be reasonable when made, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.  Forward-looking statements involve and may be affected by inaccurate assumptions, and known and unknown risks and uncertainties (some of which are beyond the Company’s control), that may cause the Company’s actual actions, performance and financial results in future periods to differ materially from any expectation, projection, estimate or forecasted result.  The key factors that may cause actual results to vary from those the Company expects are described in (1) Part I, “Item 1A—Risk Factors,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A—Quantitative and Qualitative Disclosure About Market Risk” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and (2) the Company’s other reports and registration statements filed from time to time with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Any of these factors could cause the Company’s actual actions or results to differ materially from those implied by these or any other forward-looking statements made by the Company.  The Company cannot assure you that its future actions and results will meet its expectations.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these factors.  The Company’s forward-looking statements speak only as of the date made.  The Company assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.